Exhibit 99.1

BioTime Announces First Quarter 2012 Financial Results and Recent Corporate Accomplishments

ALAMEDA, Calif., May 10, 2012 – BioTime, Inc. (NYSE Amex: BTX), a biotechnology company that develops and markets products in the field of regenerative medicine, today reported financial results for the first quarter ended March 31, 2012 and highlighted recent corporate accomplishments.

Financial Results

Net Loss

Net loss attributable to BioTime, Inc. for the first quarter of 2012 was $5.0 million or $0.10 per share, compared to a net loss of $3.4 million or $0.07 per share for the same period of 2011.

Revenue

Total revenue (including royalties from product sales and other revenue, revenue recognition of deferred license fees and grant income), on a consolidated basis, was $0.6 million in the first quarter of 2012, down $0.2 million from $0.8 million for the same period of 2011.  The decrease in revenue year-over-year in the first quarter 2012 is primarily attributable to a decrease in royalties and license fees from the sale of Hextend®, BioTime's proprietary blood plasma volume expander used in surgery and trauma care.

Expenses

Total expense for the first quarter of 2012 was $6.5 million, compared to a total expense of $4.9 million for the first quarter 2011.  Operating expenses increased $1.6 million year-over-year in the first quarter 2011 due to increased expenses related to the amortization of patent assets from our previous acquisitions, employee compensation and headcount-related costs, patent-related legal fees, and expenses related to our increased efforts in the ReneviaTM (formerly HyStem®-Rx) clinical development program slated for human clinical trials this year and the PanC-DxTM diagnostic development program.

Cash Flow

Net cash used in operating activities was $5.7 million for the three months ended March 31, 2012 compared to $3.4 million for the three months ended March 31, 2011, reflecting the hiring of additional staff and increased headcount-related expenses, the payout of annual bonuses, and increased expense related to research and development programs in BioTime’s subsidiaries.  Excluding one-time discretionary expenses, which included bonuses and license payments, the net cash used in operations for the three months ended March 31, 2012 was approximately $4.2 million.

Balance Sheet

Cash and cash equivalents, on a consolidated basis, totaled $16.5 million as of March 31, 2011, compared with $22.2 million as of December 31, 2011.  A BioTime subsidiary, OncoCyte Corporation, currently holds 1,286,174 in BioTime common shares.  The common shares are accounted for as Treasury Stock on a consolidated basis, but this investment account, currently valued at approximately $5.0 million, is available to fund the operations of OncoCyte.

First Quarter and Recent Corporate Accomplishments

Advanced Near-Term Product Development

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Provided an update on the development of ReneviaTM (formerly known as HyStem®-Rx) including the product development milestones for the launch of ReneviaTM in Europe, the goal of obtaining the CE mark necessary for marketing ReneviaTM in European Union countries by year-end 2013, and the global distribution network marketing the HyStem® line of research products being utilized in a wide array of medical research applications.

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BioTime and its subsidiary OncoCyte Corporation provided an update on the development of PanC-DxTM, a novel diagnostic device to detect the presence of various human cancers, including cancers of the breast, lung, bladder, uterus, stomach, and colon, during routine check-ups.  Achieved several key advances, including: 1) the evaluation of over 50 potential cancer biomarkers discovered by OncoCyte and BioTime using antibody-based technology in blood samples from a proprietary sample bank derived from over 600 donors, including patients with cancers of the breast, colon, and pancreas, as well as healthy volunteers; and 2) the selection of seven such serum markers for monoclonal antibody production.

Expanded Revenue Opportunities

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BioTime and its subsidiary LifeMap Sciences, Inc. announced a definitive agreement to acquire XenneX, Inc. through a merger of XenneX into LifeMap Sciences.  XenneX holds the exclusive, worldwide licenses to market GeneCards® and PanDaTox.  GeneCards® is a searchable, integrated database of human genes that provides concise genomic, transcriptomic, genetic, proteomic, functional and disease-related information, on all known and predicted human genes and generates revenue from customers worldwide, including biotechnology, pharmaceutical and other life sciences companies, as well as organizations dealing with biotechnology intellectual property.  PanDaTox is a recently developed, searchable, database that can be used to identify genes and intergenic regions that are unclonable in E. coli, to aid in the discovery of new antibiotics and biotechnologically beneficial functional genes, and to improve the efficiency of metabolic engineering.

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Announced intent to transfer to LifeMap the products and technologies necessary to be the principal marketing subsidiary for BioTime research products, including ACTCellerateTM human progenitor cell lines, GMP human embryonic stem (hES) cell lines, hES cell lines carrying inherited genetic diseases, and ESpanTM growth media for progenitor cell lines for non-therapeutic uses.  LifeMap will utilize its databases as part of its online marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

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Announced initiation of the manufacture of progenitors of muscle stem cells bearing hereditary diseases.  BioTime will produce the products from five hES cell lines from Reproductive Genetics Institute.  The muscle cell lines display the genes for Duchenne muscular dystrophy, Emery-Dreifuss muscular dystrophy, spinal muscular atrophy Type I, facioscapulohumeral muscular dystrophy 1A, and Becker muscular dystrophy.

Advanced R&D Collaborations

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Obtained an exclusive license from The Wistar Institute for technology related to a gene designated as SP100.  Wistar Institute researchers have demonstrated pivotal roles for this gene in both cancer and stem cell biology.  In conjunction with the license agreement, BioTime agreed to fund research at The Wistar Institute to advance the technology, and will receive certain rights to negotiate additional licenses for any technologies invented as a result of the research.

Expanded Board of Directors Involvement

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Announced the formation of a Science & Technology Committee of the BioTime Board of Directors to oversee the development and commercialization of BioTime's technology and products in regenerative medicine and oncology.  The committee will regularly report to the Board of Directors and make recommendations to the Board as to the priorities, direction, quality, and execution for BioTime's technology and product development programs, as well as allocations of financial resources and potential acquisitions of new technology and products.  The committee is chaired by director Andrew C. von Eschenbach, M.D., the former Commissioner of the U.S. Food and Drug Administration and former Director of the National Cancer Institute.

Key Research Publications and Presentations

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BioTime and its subsidiaries presented updates on their operations, objectives, recent developments and strategies at a BioTime sponsored Investor Day in New York City on April 23, 2012.  Presentations as well as videos of the event are available for viewing on BioTime's website at www.biotimeinc.com.

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Published in the peer-reviewed journal Regenerative Medicine a paper detailing a study which characterizes a progenitor cell line produced from hES cells using proprietary ACTCellerateTM technology and demonstrating a scalable source of highly purified and identified progenitor cells capable of making definitive (non-hypertrophic) cartilage.  The study reports that the cells are capable of regenerating cartilage with long sought-after markers indicating the cells may be useful in the treatment of osteoarthritis currently afflicting over 26 million people in the United States.  The study also shows that the cells can be directly expanded on a scale needed for industrial manufacture, which will be necessary in order to make transplantable cells available in commercial quantities.

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Presented at the following scientific and investor meetings: 7th Annual New York Stem Cell Summit; ROTH 24th Annual Growth Stock Conference; 2012 Maxim Group Growth Conference; 8th GTC Stem Cell Summit 2012; and the BioCentury Future Leaders in the Biotech Industry Conference.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders.  Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, HyStem® hydrogels, culture media, and differentiation kits.  BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications.  As an injectable product, Renevia™ may address an immediate need in cosmetic and reconstructive surgeries and other procedures by improving the process of transplanting adipose derived cells, mesenchymal stem cells, or other adult stem cells.  BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research.  BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need.  BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases.  Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries.  Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-DxTM currently being developed for the detection of cancer in blood samples, and therapeutic strategies using vascular progenitor cells engineered to destroy malignant tumors.  ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases.  BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products.  In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.  Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.  Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements.  Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights.  Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings.  BioTime disclaims any intent or obligation to update these forward-looking statements.

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Contact:

BioTime, Inc.
Peter Garcia
Chief Financial Officer
510-521-3390, ext 367
pgarcia@biotimemail.com

or

Judith Segall
510-521-3390, ext 301
jsegall@biotimemail.com

BIOTIME, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2012 (unaudited)	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$16,487,906	$22,211,897
Inventory	54,866	51,174
Prepaid expenses and other current assets	2,101,905	2,692,303
Total current assets	18,644,677	24,955,374

Equipment, net	1,385,316	1,347,779
Deferred license and consulting fees	800,164	843,944
Deposits	63,963	63,082
Intangible assets, net	18,083,779	18,619,516
TOTAL ASSETS	$38,977,899	$45,829,695

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,502,207	$2,681,111
Deferred grant income	261,777	261,777
Deferred license revenue, current portion	201,545	203,767
Total current liabilities	1,965,529	3,146,655

LONG-TERM LIABILITIES
Deferred license revenue, net of current portion	863,083	899,551
Deferred rent, net of current portion	62,822	66,688
Other long-term liabilities	255,413	258,620
Total long-term liabilities	1,181,318	1,224,859

Commitments and contingencies

EQUITY
Preferred Shares, no par value, authorized 1,000,000 shares; none issued	–	–
Common shares, no par value, authorized 75,000,000 shares; 50,321,962 issued, and 49,035,788 outstanding at March 31, 2012 and at December 31, 2011	115,547,532	115,144,787
Contributed capital	93,972	93,972
Accumulated other comprehensive income	1,340	(122,749)
Accumulated deficit	(85,443,351)	(80,470,009)
Treasury stock at cost: 1,286,174 shares at March 31, 2012 and at December 31, 2011	(6,000,000)	(6,000,000)
Total shareholders' equity	24,199,493	28,646,001
Noncontrolling interest	11,631,559	12,812,180
Total equity	35,831,052	41,458,181
TOTAL LIABILITIES AND EQUITY	$38,977,899	$45,829,695

BIOTIME, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011
REVENUES:
License fees	$36,468	$104,599
Royalties from product sales	147,384	215,971
Grant income	400,809	415,611
Sale of research products	47,285	88,448
Total revenues	631,946	824,629

EXPENSES:
Research and development	(4,178,781)	(2,948,861)
General and administrative	(2,368,705)	(1,901,655)
Total expenses	(6,547,486)	(4,850,516)
Loss from operations	(5,915,540)	(4,025,887)
OTHER INCOME/(EXPENSES):
Interest income, net	8,298	13,190
Other income/(expense), net	(327,095)	68,012
Total other income/(expenses), net	(318,797)	81,202
NET LOSS	(6,234,337)	(3,944,685)
Less: Net loss attributable to the noncontrolling interest	1,260,995	582,553

NET LOSS ATTRIBUTABLE TO BIOTIME, INC. (1)	(4,973,342)	(3,362,132)

Foreign currency translation gain/(loss)	124,089	(670,005)

TOTAL COMPREHENSIVE LOSS (2)	$(4,849,253)	$(4,032,137)

BASIC AND DILUTED LOSS PER COMMON SHARE (1)	$(0.10)	$(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	50,321,962	48,306,505

(1) Basic and diluted loss per common share is calculated using "Net loss attributable to BioTime, Inc."

(2) Comprehensive net loss includes foreign currency translation gain of $124,089 and loss of $670,005 for the three months ended March 31, 2012 and 2011, respectively arising entirely from the translation of foreign subsidiary financial information for consolidation purposes and therefore not used in the calculation of basic and diluted loss per common share.